February 26, 2013

Dear Shareholder:

The Company is pleased to announce that we have made significant progress in our plans to recapitalize the Company and the Bank. We have entered into a number of agreements that contemplate a $90 million recapitalization of the Company. Pursuant to these agreements, we plan to issue and sell in a private placement (the “Private Placement”) approximately 60 million shares of our Common Stock at a Purchase Price of $1.50 per share. We have received binding commitments from institutional investors to invest approximately $90 million in the Company. This capital raise should allow the Company and the Bank to be in substantial compliance with the Written Agreement and Consent Order under which we are currently operating. In addition, the new capital should ensure that we are able to maintain the listing of our shares on The NASDAQ Stock Market.

On February 25, 2013, we entered into an Exchange Agreement with the United States Department of the Treasury, pursuant to which Treasury will exchange 33,000 shares of our TARP Preferred Stock and the TARP Warrant to purchase up to 82,363 shares of our Common Stock for the number of shares of our Common Stock that, based on the Purchase Price, represents a discount of 73.25% of the aggregate liquidation amount of the TARP Preferred Stock and 100% of the accrued but unpaid dividends thereon through the closing date (the “Converted Shares”). Treasury will then sell the Converted Shares to Investors at the Purchase Price pursuant to TARP Securities Purchase Agreements between such investors, Treasury and the Company in transactions exempt from registration under the Securities Act.

On February 25, 2013, we entered into Stock Purchase Agreements with institutional investors whereby such investors agreed to purchase shares of our Common Stock in the Private Placement. The Stock Purchase Agreements provide that we may direct each investor to purchase all or part of such investor’s committed investment from Treasury; investors will purchase shares remaining from their committed investment directly from us. Investors purchasing from Treasury will enter into TARP Securities Purchase Agreements with Treasury and the Company. In addition to the Stock Purchase Agreements with the institutional investors, we expect that other accredited investors will execute Subscription Agreements, pursuant to which they will commit to purchase shares of our Common Stock at the Purchase Price as part of the Private Placement.

The closing of these transactions is expected to occur as soon as practicable following the satisfaction of certain closing conditions. The TARP Exchange and Treasury’s sale of the Converted Shares to investors (the “TARP Closing”) are both expected to close one day before the Company’s issuance of the remaining shares to investors (the “Investor Closing”). While no exact date has been established, both the TARP Closing and the Investor Closing are expected to occur no later than May 15, 2013.

Following the Investor Closing, the Company will commence a public rights offering providing shareholders of record on the day prior to TARP Closing the opportunity to purchase up to $5 million of shares of Common Stock at the Purchase Price.

For additional information regarding these transactions, please refer to our Current Report on Form 8-K filed on February 26, 2013 and to the press release and exhibits attached thereto.

In aggregate, the contemplated transactions will result in the issuance and sale of up to 61,333,333 shares of common stock in exchange for consideration of (i) approximately $75 million of cash proceeds to be received directly from investors and (ii) the cancellation of the TARP Preferred Shares and the TARP Warrant held by Treasury, in exchange for which Treasury will accept approximately $15 million from investors. The Company currently has 1,765,642 shares of common stock outstanding. NASDAQ Marketplace Rule 5635(d) requires shareholder approval of the issuance because the issuance would exceed 20% of the pre-transaction number of outstanding shares at a discount to the current market value of our Common Stock. However, we requested a financial viability exception to the shareholder approval requirement pursuant to NASDAQ Marketplace Rule 5635(f). The financial viability exception allows an issuer to issue securities upon prior written application to NASDAQ when the delay in securing shareholder approval of such issuance would seriously jeopardize the financial viability of the company. On February 5, 2013, NASDAQ granted the financial viability exception, provided that the Company complies with the conditions of the exception provided in NASDAQ Marketplace Rule 5635(f). On February 8, 2013, the Company’s Audit/Corporate Governance Committee, which is comprised solely of independent directors, expressly approved reliance on the financial viability exception. This letter is intended to satisfy the requirement that we notify shareholders of our intention to rely on the financial viability exception and to issue Common Stock without obtaining shareholder approval. In addition, our reliance on the financial viability exception was announced publicly on our Current Report on Form 8-K filed February 26, 2013.

As previously announced by the Company, we received notice from NASDAQ on March 28, 2012 that we were not in compliance with the minimum $5 million market value of publicly held shares requirement as set forth in NASDAQ Marketplace Rule 5450(b)(1)(C) (the “MVPHS Rule”). As a result, the Company was not in compliance with the

NASDAQ listing rules. The Company was provided until September 24, 2012 to regain compliance. We were not able to regain compliance with the MVPHS Rule and, accordingly, NASDAQ notified us on September 25, 2012 that NASDAQ staff had determined to delist the Company’s securities from The NASDAQ Global Select Market. In response, we requested a hearing to appeal such determination. At the hearing, we requested an extension to regain compliance. On November 27, 2012, NASDAQ advised us that our request for an extension to March 25, 2013 was granted, subject to the fulfillment of certain conditions.

As always, we appreciate your continued support of the Company and the Bank. We believe that this recapitalization will result in an improved risk profile, enhanced profitability and compliance with most, if not all, aspects of the regulatory orders of the Company and FSGBank.

Sincerely,

_______________
Michael Kramer
President and Chief Executive Officer

Additional Information

The foregoing summary of the documents relating to the recapitalization are not complete and are qualified in their entirely by reference to the full text of such documents, copies of which are attached to our Current Report on Form 8-K filed February 26, 2013.

Certain transactions discussed above involve the sale of securities in private transactions that will not be registered under the Securities Act and will be subject to the resale restrictions under that Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration.

This letter does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Offers and sales to persons in the Rights Offering shall only be made pursuant to an effective registration statement under the Securities Act.

Forward Looking Statements

Some of our statements contained in this letter are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial performance and include statements about the Company’s plans for raising capital, including transactions described in this letter, the new shareholders expected, the conditions necessary for closing on proposed capital investments and the exchange of preferred shares for common shares, including Treasury and bank regulatory approvals, asset sales, the Company’s future growth and market position, and the execution of its business plans. When we use words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared.

These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. There can be no assurance that the Company will be able to close on the transactions with Investors and obtain required capital, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, our ability to complete the transactions announced today and other aspects of our recapitalization and recovery plans. Additional factors include, without limitation: the effects of future economic conditions, governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; the costs of evaluating possible acquisitions and the risks inherent in integrating acquisitions; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in First Security's market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and, the failure of assumptions underlying the establishment of reserves for possible loan losses. For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and other filings with the SEC.

Many of these risks are beyond our ability to control or predict, and you are cautioned not to put undue reliance on such forward-looking statements. First Security does not intend to update or reissue any forward-looking statements contained in this release as a result of new information or other circumstances that may become known to First Security, and undertakes no obligation to provide any such updates.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Note. Our actual results and condition may differ significantly from those we discuss in these forward-looking statements.